For the fiscal period ended 6/30/03
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
			SP PIMCO High Yield Portfolio

1.   Name of Issuer:
	Chesapeake Energy Group

2.   Date of Purchase
	2/28/03

3.   Number of Securities Purchased
	3,002.726

4.   Dollar Amount of Purchase
	$297,306

5.   Price Per Unit
	$99.102

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Salomon Smith Barney

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Bear Stearns
Credit Suisse
BNP Paribas
Credit Lyonnais
Lehman Brothers
Morgan Stanley
TD Securities




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